UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  October 18, 2007

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 18, 2007, Ares Capital Corporation (“ARCC”) and Ares Capital CP Funding LLC, a wholly owned subsidiary of ARCC (“Ares Capital CP”), entered into an amendment to their credit facility (the “Amendment”) with Wachovia Capital Markets, LLC and each of the other parties thereto that, among other things, extended the expiration date of the credit facility from October 31, 2007 to October 8, 2008. In connection with the Amendment, ARCC and Ares Capital CP also agreed to increase the interest rate payable on commercial paper funding from the commercial paper rate plus 70 basis points to the commercial paper rate plus 100 basis points.

Descriptions of the Amendment in this current report are qualified in their entirety by reference to a copy of such document that is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

10.1

Amendment No. 9 to Sale and Servicing Agreement, dated as of October 18, 2007, by and among Ares Capital CP Funding LLC, Ares Capital Corporation, each of the conduit purchasers and institutional purchasers from time to time party thereto, each of the purchaser agents from time to time party thereto, Wachovia Capital Markets, LLC, as administrative agent and purchaser agent with respect to Variable Funding Capital Company LLC as conduit purchaser, U.S. Bank National Association, as trustee, and Lyon Financial Services, Inc. (D/B/A U.S. Bank Portfolio Services), as the backup servicer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: October 22, 2007

	By:	/s/ Richard S. Davis
Name: Richard S. Davis
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amendment No. 9 to Sale and Servicing Agreement, dated as of October 18, 2007, by and among Ares Capital CP Funding LLC, Ares Capital Corporation, each of the conduit purchasers and institutional purchasers from time to time party thereto, each of the purchaser agents from time to time party thereto, Wachovia Capital Markets, LLC, as administrative agent and purchaser agent with respect to Variable Funding Capital Company LLC as conduit purchaser, U.S. Bank National Association, as trustee, and Lyon Financial Services, Inc. (D/B/A U.S. Bank Portfolio Services), as the backup servicer.